EX. 99.1

Magnolia Columbia Announces Proposed Reverse Takeover Transaction

TORONTO, April 01, 2019 -- Magnolia Colombia Limited (“Magnolia” or the “Company”) (TSXV: MCO) is pleased to announce that it has entered into a letter of intent (the “LOI”) dated March 27, 2019 pursuant to which the Company will acquire all of the issued and outstanding shares in the capital of PCT LTD., an arms length third party, (the “Target”) pursuant to a reversetakeover transaction (the “RTO”). In connection with the completion of the RTO, the Company intends to delist from the TSX Venture Exchange (the “TSXV”) and list on the Canadian Securities Exchange (the “CSE”).

About the Target

The Target is a holding company located in Little River, South Carolina which, through its wholly-owned operating subsidiary, Paradigm Convergence Technologies Corporation (“PCT Corp”), is focused on the commercial launch of its patented tracking system and environmentally safe, non-toxic antimicrobial solutions. PCT Corp's unique patented systems and human-safe products provide next-generation cleaning, sanitizing, disinfecting and decontaminating fluid solutions to the ever-present problems of microbial infection and infestation.

Such solutions provide state-of-the-art Electro-Chemical Activation equipment, disinfecting fluid solutions and PCT Corp's patented tracking system to hospitals and other facilities for the documentable remediation of Hospital Associated Infections (HAI's) from organisms such as Clostridium difficile (C. diff.), MRSA, VRE, CRE, Klebsiella pneumoniae, and Pseudomonas, as well as to sell ECA fluid solutions to agricultural markets for the remediation, control and suppression of microbial contamination and disease of certain commercial crops. PCT Corp's primary fluid solution, branded Hydrolyte®, is an EPA registered "hospital-level" disinfectant effective against common healthcare pathogens such as Tuberculosis (TB), HIV-1, Hepatitis C, Norovirus, Rhinovirus, Influenza A, Candida albicans, and more; food processing bacteria including E. coli, Listeria, and Salmonella; and organisms of veterinarian concern such as parvovirus, distemper and Bordetella.

Proposed RTO

The RTO is expected to be completed by way of a share exchange, amalgamation or other form of business combination determined by the legal and tax advisors to each of the Company and the Target, which will result in the Target becoming a wholly-owned subsidiary of the Company (the “Resulting Issuer”). The Resulting Issuer will carry on the business previously carried on by PCT Corp upon completion of the RTO.

The LOI contemplates that Magnolia and the Target will promptly negotiate and enter into a definitive agreement (the “Definitive Agreement”), together with such other documents that may be required to affect such filings, authorizations and applications as are required in order to formalize and execute the terms of the RTO as outlined in the LOI. The LOI contemplates that if the Definitive Agreement is subject to the receipt of all necessary third party approvals and the standard terms and conditions concerning the due diligence review of the Target and PCT Corp, including financial statements, potential liabilities and material contracts.

The LOI further contemplates that all of the common shares in the capital of the Target will be exchanged for common shares of the Company at a ratio resulting in the shareholders of the Target, including following the conversion of certain debt of the Target, owning 60% of the Resulting Issuer and the shareholders of the Company owning 40% of the Resulting Issuer on an undiluted basis.

The Board of Directors of the Resulting Issuer is expected to be comprised of six members, with three members nominated by the Company and three members nominated by the Target.

Additional information in connection with the RTO will be provided by the Company in subsequent press releases.

The completion of the RTO is subject to the receipt of all necessary approvals, including without limitation shareholder approval of the RTO, regulatory approval for the listing of the common shares of the Company on the CSE and the concurrent delisting of the common shares of Magnolia from the TSXV. The proposed delisting from the TSXV will also require the approval of the Board was well as the consent of the majority of the minority of the shareholders of Magnolia.

About Magnolia Colombia Limited:

Magnolia Colombia Limited is a Canadian independent oil exploration company.

For further information, please contact: James Lanthier, President & CEO

Email: james.lanthier1@gmail.com

Phone: 416-861-5886

Forward-looking information

This press release contains “forward-looking information” within the meaning of applicable Canadian securities legislation. Forward-looking information includes, without limitation, statements regarding the proposed RTO, the business of the Target, the ability of the Company to complete the proposed RTO, the expected benefits of the proposed RTO to the Company and its shareholders, the delisting of the Common Shares from the TSXV, the listing of the Common Shares on the CSE and the future plans or prospects of the Company. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Magnolia, as the case may be, to be materially different from those expressed or implied by such forward-looking information. Although Magnolia has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking information. Magnolia does not undertake to update any forward-looking information, except in accordance with applicable securities laws.

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

NEITHER THE CANADIAN SECURITIES EXCHANGE NOR ITS REGULATION SERVICES PROVIDER HAS REVIEWED OR ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Completion of the RTO is subject to a number of conditions, including CSE acceptance and shareholder approval. The transaction cannot close until the required shareholder approval is obtained. There can be no assurance that the transaction will be completed as proposed or at all.

Investors are cautioned that, except as disclosed in the listing statement to be prepared in connection with the RTO, any information released or received with respect to the RTO may not be accurate or complete and should not be relied upon. Trading in the securities of Magnolia should be considered highly speculative.